EXHIBIT 10.1

PROMISSORY NOTE

U.S. $_____________                                                                                                                                           Date

FOR VALUE RECEIVED, the undersigned ____________________ ("Borrower") whose address is ____________________,  , promises to pay SEE EXHIBIT “A” ATTACHED HERETO AND MADE A PART HEREOF, at 2009 E. WINDMILL LANE, LAS VEGAS, NV    89123, or such other place as Lenders may designate in writing, in lawful money of the United States of America, the original principal sum of _______________ and no/100 Dollars (U.S. $_______), together with interest which shall accrue and other amounts which may become due in accordance with the following provisions of this Promissory Note (the "Note"):
1.           Interest Rate and Commencement Date.  The Interest rate shall be __________ percent (_____%) per annum calculated on a 360 day year.  The Commencement Date for the payment of interest shall be the earlier of: (1) The date of this Note, or (2) A date earlier than the date of the Note, said date to be determined by CapSource, Inc. (Broker), at its sole discretion, depending upon when funds are collected in anticipation of the closing of this transaction.  Commencement Date may be an estimate determined by Broker in its sole and absolute discretion.
2.           Payment of Principal & Interest.  Principal and interest shall be payable in the following manner:
(a)
On the 1ST day of ______________, and on the 1ST day of each month thereafter, the Borrower shall pay to the Lender monthly installments of interest only.  Partial Principal Reductions will not be allowed under this Note.

(b)
Payments are due on the first of each month until Maturity.  Payments will be considered late after the fifth (5th) of the month.  After the fifth (5th), the Note will be considered in Default and Lender and CapSource, Inc. will have the right to exercise any and all remedies available under the Loan Documents.

(c)	The Principal, a balloon payment, together with all accrued interest shall be fully due and payable on __________.
(d)	All payments shall be credited first to accrued and unpaid interest and then to principal.
3.           Application of Payments.  Payments shall, at the option of the Lender, be applied in the following order of priority: (i) to reimburse Seller for authorized advances made and expenses incurred, including interest which has accrued on such advances or expenses, pursuant to the documents securing this Note, (ii) to accrued and unpaid interest, and (iii) to the outstanding principal balance.
4.           Maturity Date.  Unless this Note shall be accelerated under the terms of this Note or the Deed of Trust, the principal sum hereof, together with all accrued and unpaid interest, and any other amounts which may become due and payable hereunder or under
_________________________________________________________________________________________
Note:           A term appearing initially in quotation marks which is not there defined denotes that it is a defined term, but that its definition will appear later in the text.

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the "Loan Documents" shall become due and payable without notice or demand in full on __________________ (the "Maturity Date).
5.           Security.  This Note is secured by a Deed of Trust and Assignment of Rents, (the "Deed of Trust") of even date herewith, herein referred to as the "Related Documents".
6.           Addition of Collateral.  Borrower and Lender agree that the Lender may, without notice to the undersigned and without affecting the liability of the Borrower, accept additional security for this Note.
7.           Loan Documents.  The Note, Deed of Trust, Guaranty, Escrow Instructions, etc and any and all Addendums, Exhibits or extensions thereof.
8.           Limitations on Sale or Encumbrance.  The Deed of Trust includes certain limitations on the right of Borrower to sell the Property encumbered by the Deed of Trust or to pledge said Property as security for other financing.  Reference to the Deed of Trust should be made for the text of these provisions which are incorporated herein by this reference.
9.           Default; Notice of Default to Borrower.  The occurrence of any one or more of the following events shall constitute an "Event of Default" under this Note:
(a)           Failure to make any monthly payment of principal and/or interest within five (5) days of the date on which it is due is an Event of Default by Borrower.
(b)           Failure to pay on or before the Maturity Date (whether due on the date provided herein, by acceleration or otherwise) all amounts due and payable under this Note, it being expressly understood that Lenders shall not be required to give any notice of such nonpayment nor shall there be any time period in which to cure any such failure.
(c)           Failure to make any payment on any obligation secured by the collateral securing this loan, or any other event of default affecting the security for this loan shall constitute an event of default by borrower on this loan.  These obligations include but may not be limited to superior or junior liens also secured by the property securing this note, property taxes, insurance and HOA dues.
(d)           Borrower shall fail to perform any of the other terms, covenants, conditions or obligations required to be performed by Borrower under the terms of this Note, the Deed of Trust and Assignment of Rents, the Purchase Agreement of even date herewith, the Personal Guaranty of even date herewith, and any Related Documents or any other document executed in connection herewith (a "non-monetary default") which is not remedied within the time period specified in this Note, the Deed of Trust or the Related Documents relative to such performance, or if no time period is specified for such performance, within thirty (30) days after written notice thereof to Borrower; provided, however, the time period for curing any such non-monetary default shall be extended, but not longer than a total of sixty (60) days, so long as:
(i)           in the judgment of Lenders, the security for this Note shall not be materially impaired; and
(ii)           in the judgment of Lenders, Borrower shall have commenced to cure such non-monetary default within the time period specified in this Note, the Deed of Trust and Assignment of Rents, the Personal Guaranty or the Related Documents relative to such default or if no time period is specified for such default, within thirty (30) days after delivery of notice, and shall thereafter diligently pursue such efforts to cure. Nothing herein

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contained shall be construed to obligate Lenders to give notice of default in the payment of sums, including specifically, either the monthly installment payments, which are provided for under the Note, or under the Related Documents, or any notice of default upon Trustor's failure make any payment when due or to pay the Note at the Maturity Date.
(e)           There shall occur an "Event of Default" under the Deed of Trust or the other Related Documents, as that term is defined therein.
10.           Acceleration Upon Default.  Upon the occurrence of any Event of Default under this Note, the Deed of Trust, Personal Guaranty, or the Related Documents, the entire principal balance and accrued interest, irrespective of the Maturity Date specified herein, shall become immediately due and payable at the option of Lenders, after and subject only to the giving of notice required prior to the occurrence of such Event of Default, if any right to notice shall be provided, and to the rights of cure as set forth in this Note, if any such right to cure shall be provided.
11.           Cumulative Remedies.  The rights or remedies of the Lenders as provided in this Note, the Deed of Trust, Personal Guaranty, and the Related Documents shall be cumulative and concurrent, and may be pursued singly, successively, or together against Borrower, the property described in the Deed of Trust, any guarantor hereof and any other funds, property or security held by the Lenders for the payment hereof or otherwise at the sole discretion of the Lenders.  The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of said rights or remedies or a waiver of the right to exercise them at any later time.  Consent by Lenders to any transaction of Borrower which is subject to consent or approval of Lenders hereunder shall not be deemed a waiver of the right to require such consent or approval to future or successive transactions or actions.
12.           Waivers and Consents.  The Borrower and all makers, endorsers, guarantors, sureties, accommodation parties hereof and all other persons liable or to become liable for all or any part of this indebtedness, jointly and severally waive diligence, presentment, protest and demand, and also notice of protest, of demand, of nonpayment, of dishonor and of maturity and also recourse to suretyship defenses generally; and they also jointly and severally hereby consent to any and all renewals, extensions or modifications of the terms hereof, including time for payment, and further agree that any such renewal, extension or modification of the terms hereof or the release or substitution of any security for the indebtedness evidenced hereby or any other indulgences shall not affect the liability of said parties for the indebtedness evidenced by this Note.
13.           Payment of Costs and Liability.  If Lenders incurs any costs or expenses, including attorneys' fees, for any of the following relating to this Note (or any other instrument evidencing or securing this loan): (a) the interpretation, performance or enforcement thereof; (b) the interpretation or enforcement of any statute, regulation or judicial decision; (c) any collection effort; or (d) any suit or action for the interpretation, performance or enforcement thereof is commenced or defended, or, if any other judicial or nonjudicial proceeding is instituted by Lenders or any other person, and an attorney is employed by Lenders to appear in any such action or proceeding, or to reclaim, seek relief from a judicial or statutory stay, sequester, protect, preserve or enforce Lenders' interest in the Deed of Trust or any other security for this Note, including but not limited to proceedings under federal bankruptcy law, in eminent domain, under the probate code, or

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in connection with any state or federal tax lien, then Borrower agrees to pay the reasonable attorneys' fees ("reasonable" being the usual hourly billing rates charged by Lenders' attorneys) and costs thereof, regardless of whether suit or action is commenced or defended as to (a), (b), and (c).  If not paid within ten (10) days after demand, Lenders may add same to the principal of this Note.  The foregoing notwithstanding, in any action commenced by Borrower or Lenders against the other to enforce the provisions of this Note or any other instrument evidencing or securing this loan, the prevailing party of such action shall be entitled to recover its reasonable attorneys' fees (as set forth above) from the non-prevailing party. Other fees & charges in connection with this Note may be due from time to time in accordance  with the attached Addendum to Note
14.           Amendments.  This Note may not be amended, modified or changed, nor shall any waiver of any provision hereof be effective, except only by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.
15.           Assumptions.  Borrower and all Guarantor(s) of this Note and the Securing Deed of Trust have provided to Lender(s) and CapSource, Inc. all factual information requested by Lender in connection with Lender's decision to enter into this Agreement, including all information such Company believes is reasonably necessary to make such investment decision, and all such factual information furnished is and will be true and accurate in all material respects on the date as of which such information is dated or certified.   Neither this Agreement, the Loan Agreements nor the exhibits and schedules hereto and thereto nor any other document delivered by it to Lender or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they are made, not misleading.  Any financial projections and other estimates provided to Lender by it were based on its experience in the industry and on assumptions of fact and opinion as to future events which it, at the date of the issuance of such projections or estimates, believed to be reasonable.
16.           Joint and Several Liability.  The liability of each and every party who has signed this Note and all other parties who are or who may become liable under this Note shall be joint and several.
17.           Severability.  If any term or condition of this Note shall be held to be invalid or unenforceable, the rest of the Note shall be enforced without the invalid or the unenforceable provision.
18.           Notices.  Notices which are given pursuant to this Note shall be given as set forth in the Deed of Trust.
19.           References.  Whenever used herein, the words "Borrower" and "Lenders" shall be deemed to include their respective heirs, devisees, personal representatives, successors and assigns.
20.           Number and Gender. As used herein, the singular shall include the plural and the masculine shall include the feminine and neuter and vice versa, as the context so requires. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter. singular or plural as the identity of the person or persons referred to may require.

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21.           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same agreement.
22.           Governing Law. This Note and the rights and obligations of all parties hereunder shall be governed by and construed under the laws of the state of Nevada. The Nevada District Court for the district in which the Property is located shall have sole jurisdiction in any action, suit or other proceeding instituted to enforce this Agreement.
23.           Choice of Venue.  If there is a lawsuit, Grantor agrees upon Lender’s request to submit to the jurisdiction of the courts of Clark County, State of Nevada.

(Initial Here ______)

DATED: _________________

BORROWER

_____________________________________

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Exhibit to Promissory Note
Schedule of Lenders’ Beneficial Interest in
________________ PROMISSORY NOTE

Lender	Investment	Beneficial Interest

Totals	$___________	100.00%

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